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                                                                      Exhibit 99



                        Community Bank Shares of Indiana, Inc.

                     Authorization for Dividend Reinvestment Plan

Please enroll me in the Community Bank Shares of Indiana, Inc. Dividend Reinvestment Plan as indicated below.


1.   / / Full Dividend Reinvestment --
     Please apply dividends on all
     shares of Community Bank Shares of
     Indiana, Inc. common stock held in
     my account to the purchase of
     additional shares of Community
     Bank Shares of Indiana, Inc.
     common stock.

2.   / / Partial Dividend Reinvestment
     -- Please apply dividends on
     _________ (specify either 25%, 50%
     or 75%) of my shares of Community
     Bank Shares of Indiana, Inc.
     common stock registered in my name
     to the purchase of additional
     shares of Community Bank Shares of
     Indiana, Inc. common stock.




Please print

Name:
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Social Security Number:
             -       -
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Address:
     -------------------------

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All persons whose Names Appear on the
Certificate Must Sign.


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Stockholder's Signature               Date


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Stockholder's Signature               Date